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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated March 29, 1999 included in the Registration Statement on Form S-4 (File No. 333-87443). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


                                                        /s/ Arthur Andersen LLP

Boston, Massachusetts                                       Arthur Andersen LLP
January 7, 2000